Exhibit 99.1

PRESS RELEASE

Media Contact:  Robin Pence 703-682-6552

Investor Contact:  Ahmed Pasha 703-682-6451

Source:  The AES Corporation

AES ANNOUNCES RESULTS OF ITS TENDER OFFER FOR ITS SENIOR NOTES

ARLINGTON, VA, June 19, 2008 – The AES Corporation (NYSE: AES) today announced that it has accepted for purchase an aggregate of $762.6 million of senior notes in its previously announced tender offer, which expired 12:00 midnight, New York City time on Wednesday, June 18, 2008.  The following table shows the aggregate principal amount of each series of senior notes that were tendered and accepted for purchase by AES.

Title of Security	Acceptance Priority Level	Aggregate Principal Amount Outstanding	Series Tender Cap		Principal Amount Tendered	Principal Amount Accepted for Purchase

8.75% Second Priority Senior Secured Notes due 2013	1	$752,553,000	$377,030,000 less Untendered Note Consents	(1)	$341,632,000	$62,299,000
9.50% Senior Notes due 2009	2	$467,308,000	$313,000,000		$313,771,000	$313,771,000
9.375% Senior Notes due 2010	3	$422,665,000	$208,000,000		$209,056,000	$209,056,000
8.875% Senior Notes due 2011	4	$306,805,000	$176,000,000		$177,465,000	$177,465,000

(1)          AES offered to purchase up to $377,030,000 aggregate principal amount of its Second Priority Senior Secured Notes due 2013 (the “Secured Notes”) less the aggregate principal amount of Secured Notes for which the holders delivered a consent in the consent solicitation for the Secured Notes without tendering the related Secured Notes in the tender offer (such consents being referred to herein as “Untendered Note Consents”).  As of the expiration time, Untendered Note Consents relating to $314,731,000 aggregate principal amount of Secured Notes were delivered.

AES expects settlement of the tender offer and the consent solicitation by paying the applicable total consideration, tender offer consideration and/or consent fee, as the case may be, for each series of notes to occur today, June 19, 2008.  Once AES pays the applicable consideration with respect to the Secured Notes that have been validly tendered and accepted for payment in accordance with the tender offer and has paid the consent fee with respect to all consents that have been validly delivered in the consent solicitation prior to the early/tender consent time, the proposed amendments to the indenture governing the Secured Notes will become operative.

About AES

AES is one of the world’s largest global power companies, with 2007 revenues of $13.6 billion. With operations in 29 countries on five continents, AES’s generation and distribution facilities have the capacity to serve 100 million people worldwide.  Our 15 regulated utilities amass annual sales of over 78,000 GWh and our 123 generation facilities have the capacity to generate more than 43,000 megawatts. Our global workforce of 28,000 people is committed to operational excellence and meeting the world’s growing power needs.  To learn more about AES, please visit www.aes.com or contact AES media relations at media@aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance.  Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions.  These assumptions include, but are not limited to, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’s 2007 Annual Report on Form 10-K. Readers are encouraged to read AES’s filings to learn more about the risk factors associated with AES’s business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.